UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2016

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2016, TriCo Bancshares (the “Company”) held its 2016 annual meeting of shareholders. As of the record date for the annual meeting, there were 22,785,173 shares of common stock outstanding entitled to vote on all proposals presented at the annual meeting. At the annual meeting, the Company’s shareholders (i) elected all 11 nominees to the Company’s Board of Directors, (ii) approved the compensation of the Company’s executive officers on an advisory (nonbinding) basis, and (iii) ratified the selection of Crowe Horwath, LLP as the Company’s principal independent auditor for 2016. The following are the voting results of each matter submitted to the Company’s shareholders at the annual meeting.

1.	Election of the following 11 nominees to the Company’s Board of Directors:

Nominee	For	Percent Voted	Withheld	Percent Voted	Abstained/ Broker Non-Votes	Percent Voted
Donald J. Amaral	16,179,057	84.19%	107,868	0.56%	2,929,293	15.24%
William J. Casey	16,174,646	84.17%	112,278	0.58%	2,929,293	15.24%
Craig S. Compton	16,176,457	84.18%	110,467	0.57%	2,929,293	15.24%
L. Gage Chrysler III	15,081,101	78.48%	1,205,824	6.28%	2,929,293	15.24%
Cory W. Giese	16,187,170	84.24%	99,754	0.52%	2,929,293	15.24%
John S. A. Hasbrook	16,174,020	84.17%	112,904	0.59%	2,929,293	15.24%
Patrick A. Kilkenny	16,190,540	84.25%	96,384	0.50%	2,929,293	15.24%
Michael W. Koehnen	16,172,575	84.16%	114,349	0.60%	2,929,293	15.24%
Martin A. Mariani	16,186,230	84.23%	100,694	0.52%	2,929,293	15.24%
Richard P. Smith	16,190,751	84.26%	96,173	0.50%	2,929,293	15.24%
W. Virginia Walker	16,188,922	84.25%	98,002	0.51%	2,929,293	15.24%

2.	Advisory (nonbinding) approval of the compensation of the Company’s executives:

	Votes	Percent Voting
For	14,714,941	76.58%
Against	1,302,981	6.78%
Abstain	268,983	1.40%
Broker Non-Votes	2,929,293	15.24%

3.	Ratification of Crowe Horwath LLP as the Company’s independent public accountants for the 2016 fiscal year:

	Votes	Percent Voting
For	19,019,215	98.97%
Against	88,650	0.46%
Abstain	108,352	0.56%
Broker Non-Votes	0	0.00%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2016	TRICO BANCSHARES
(Registrant)

	By:	/s/ Thomas J. Reddish
Thomas J. Reddish
Executive Vice President
Chief Financial Officer